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                                                                   Exhibit 99.1

                                                                     APPENDIX A

                      VERTEX PHARMACEUTICALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (AS AMENDED AND RESTATED
                                  MAY 6, 2004)

                                   ARTICLE 1
                            PURPOSE AND DEFINITIONS

    SECTION 1.1. PURPOSE. The purpose of the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan is to provide employees with an opportunity to purchase Common Stock in the Company through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

    SECTION 1.2. DEFINITIONS. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

    (a) "BENEFICIARY" with respect to a Participant, means the beneficiary designated by the Participant under the group term life insurance plan maintained by the Company or such other beneficiary as may be designated by a Participant for purposes of this Plan.

    (b) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    (c) "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

    (d) "COMMITTEE" means the Compensation Committee of the Board of Directors.

    (e) "COMMON STOCK" means shares of the $.01 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

    (f) "COMPANY" means Vertex Pharmaceuticals Incorporated or any successor by merger, purchase, or otherwise.

    (g) "COMPENSATION" means the cash compensation received by an Employee for services, including pre-tax employee compensation made to the Company's 401(k) savings plan, but not including overtime or bonuses.

    (h) "EFFECTIVE DATE" means July 1, 1992.

    (i) "ELECTION" means an election by a Participant to terminate an Offering Period on the first Purchase Date of such Offering Period, which election shall be made within such Offering Period and prior to such First Purchase Date and shall be in writing on a form furnished by the Company for such purpose and shall be made by having such Participant complete, sign and file such form with the Company in the manner prescribed by the Company.


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    (j) "EMPLOYEE" means any person who receives a regular stated compensation from the Company or a Subsidiary other than a pension, severance pay, retainer, or fee under contract.

    (k) "FAIR MARKET VALUE" of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

    (l) "OFFERING" means the offering of shares of Common Stock to Participants pursuant to this Plan.

    (m) "OFFERING DATE" means each April 1 and October 1 after the Effective Date to and including April 1, 2004, and each May 15 and November 15 thereafter to and including November 15, 2007, provided that the first Offering Date will be the Effective Date. If any such date shall fall other than on a business day, then the Offering Date shall be the next succeeding business day.

    (n) "OFFERING PERIOD" means either (i) the period from an Offering Date through the second Purchase Date following such Offering Date or (ii) if a Participant validly exercises an Election, the period from an Offering Date through the first Purchase Date following such Offering Date.

    (o) "PARTICIPANT" means an Employee who has elected to participate in the Plan.

    (p) "PURCHASE DATE" means each March 31 and September 30 to and including March 31, 2004, and each May 14 and November 14 thereafter.

    (q) "PLAN" means the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, an "employee stock purchase plan" within the meaning of
        Section 423(b) of the Code, together with any and all amendments thereto.

    (r) "STOCK PURCHASE ACCOUNT", with respect to a Participant, means the account established on the books and records of the Company or a Subsidiary for such Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

    (s) "SUBSIDIARY" means any corporation, fifty percent (50%) or more of the total combined voting power of all classes of stock of which is beneficially owned, directly or indirectly, by the Company.


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                                   ARTICLE II
                                 PARTICIPATION

    SECTION 2.1.  PARTICIPATION REQUIREMENTS.

    (a) COMMENCEMENT OF PARTICIPATION.  Subject to Section 2.2 and
        Section 3.2(b), each person who is an Employee on the Effective Date may elect, pursuant to Article IV, to become a Participant in the Plan on such date. Each person who becomes an Employee after the Effective Date may become a Participant in the Plan on the Offering Date next following the date on which such person becomes an Employee.

    (b) ELIGIBILITY OF FORMER PARTICIPANTS. If a person terminates employment with the Company after becoming a Participant and subsequently resumes employment with the Company, such person will again become eligible to participate on the Offering Date next following such resumption of employment with the Company.

    SECTION 2.2. EXCLUSIONS. Notwithstanding any provision of the Plan to the contrary, in no event shall the following persons be eligible to participate in the Plan:

    (a) Any Employee whose customary employment is twenty (20) hours or less per week;

    (b) Any Employee whose customary employment is for not more than five
        (5) months in any calendar year; or

    (c) Any Employee who, as of the beginning of an Offering Period, owns (or under Section 423(b)(3) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

                                  ARTICLE III
                            OFFERING OF COMMON STOCK

    SECTION 3.1. RESERVATION OF COMMON STOCK. The Board of Directors shall reserve 1,748,660 shares of Common Stock for issuance under the Plan after March 17, 2004, subject to adjustment in accordance with Section 3.4, provided that no more than 248,660 of such shares shall be issued prior to May 15, 2004.

    SECTION 3.2.  OFFERING OF COMMON STOCK.

    (a) GENERAL. Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on each Purchase Date within the Offering Period that begins with such Offering Date with the amounts deducted from such Participant's Compensation during such Offering Period pursuant to Article IV, provided, however, that a Participant shall not participate in more than one Offering Period simultaneously. The purchase price for such shares of Common Stock shall be determined under Section 3.3.

    (b) LIMITATIONS. Notwithstanding Section 3.2(a), no employee may accrue rights to purchase shares of Common Stock attributable to an Offering Period in excess of $25,000 of fair market value of such shares (measured as of the relevant Offering Date) for each calendar year during which such rights are outstanding. For any year, this limit shall be further reduced by the fair market value of stock (measured as of the relevant Offering Date for such stock) purchasable


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        under any prior outstanding rights relating to such calendar year under this Plan and all other Code section 423 employee stock purchase plans of the Company or any Subsidiary. This paragraph is intended to be consistent with the limitation of Code section 423(b)(8) and shall be interpreted accordingly.

    SECTION 3.3. DETERMINATION OF PURCHASE PRICE FOR OFFERED COMMON STOCK. The purchase price per share of the shares of Common Stock to be acquired by a Participant on a Purchase Date pursuant to an Offering shall be equal to eighty-five (85%) of the lesser of:

    (a) the Fair Market Value of a share of Common Stock on the Offering Date for such Offering Period; or

    (b) the Fair Market Value of a share of Common Stock on such Purchase Date;

provided, however, in no event shall the purchase price be less than the par value of a share of Common Stock.

    SECTION 3.4. EFFECT OF CERTAIN TRANSACTIONS. The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1, the maximum number of shares of Common Stock offered pursuant to Section 3.2(b), and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

                                   ARTICLE IV
                               PAYROLL DEDUCTIONS

    SECTION 4.1. PAYROLL DEDUCTION ELECTIONS. Any Employee eligible to participate in the Plan may elect to have the Company deduct from the Compensation payable to such Employee during each Offering Period any amount between one percent (1%) and fifteen percent (15%) of such Participant's Compensation, in whole multiples of one percent (1%). Such election shall be made during the thirty day period preceding the Offering Period to which it first relates. Such election shall become effective as of the first day of such Participant's first pay period that begins on or after the first day of such Offering Period and shall remain effective for each successive pay period and for each subsequent Offering until changed or terminated pursuant to this Article IV. The percentage deduction specified by the Participant will be deducted from each payment of compensation made to the Participant.

    SECTION 4.2. ELECTION TO INCREASE OR DECREASE PAYROLL DEDUCTIONS. Subject to Section 4.4, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Company from such Participant's Compensation (including a decrease to zero)
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delivering to the Company written direction to make such change. Such change shall become effective as soon as practicable after the Company's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article IV. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made from such Participant's Compensation only once during each of the portions of an Offering Period that ends on a Purchase Date; provided, however, a Participant may terminate the deductions being made from such Participant's Compensation at any time during such Offering Period. If a Participant terminates deductions, such Participant cannot resume deductions during that Offering Period.

    SECTION 4.3. TERMINATION OF ELECTION UPON TERMINATION OF EMPLOYMENT. The termination of employment of a Participant for any reason shall automatically terminate the election of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article IV that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for that pay period.

    SECTION 4.4. FORM OF ELECTIONS. Except as otherwise permitted by the Company, any election by a Participant regarding participation in or withdrawal from the Plan or deductions from Compensation pursuant to this
Article IV shall be in writing on a form furnished by the Company for such purpose and shall be made by having such Participant file such form with the Company in the manner prescribed from time to time by the Company.

                                   ARTICLE V
              STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

    SECTION 5.1. STOCK PURCHASE ACCOUNTS. A Stock Purchase Account shall be established and maintained on the books and records of the Company for each Participant. Amounts deducted from a Participant's Compensation pursuant to
Article IV shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid, or applied toward the purchase of Common stock pursuant to the provisions of this Article V.

    SECTION 5.2.  PURCHASE OF COMMON STOCK.

    (a) GENERAL. As of each Purchase Date, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from the Company on such Participant's behalf the largest number of whole shares of Common Stock which can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account, subject to the limitations set forth in Article III on the maximum number of shares of Common
        Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. No brokerage or other fees are to be charged upon a purchase. Stock transfer taxes, if any, shall be paid by the Company. The remaining balance, if any, credited to such Participant's Stock
        Purchase Account shall be carried forward and used to purchase shares of Common Stock on the next succeeding Purchase


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        Date; provided that any excess balance remaining in a Participant's
        Stock Purchase Account after the application of the limitations in
        Section 3.2 shall be refunded to the Participant.

    (b) ISSUANCE OF COMMON STOCK. The shares of Common Stock purchased for a Participant as of a Purchase Date shall be deemed to have been issued by the Company for all purposes as of the close of business on such date. Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such shares of Common Stock. As soon as practicable after such a Purchase Date the Company shall issue and deliver, or shall cause its stock transfer agent to issue and deliver, a certificate for the number of shares of Common Stock purchased for a Participant, which certificate shall be issued in the Participant's name or, if so specified by the Participant, in the name of the Participant and such other person as the Participant shall designate as joint tenants with right of survivorship. In lieu of issuing a certificate, the Company may elect to deliver to the Participant a statement which shall indicate the number of shares of Common Stock purchased for such Participant and the aggregate number of shares of Common Stock held on behalf of such Participant under the Plan.

    (c) INSUFFICIENT COMMON STOCK AVAILABLE. If, as of any Purchase Date, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2(a) would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, (i) the number of shares of Common Stock which would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (ii) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Accounts shall be distributed to each such Participant, and (iii) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.

    SECTION 5.3. WITHDRAWAL FROM PLAN PRIOR TO PURCHASE OF COMMON STOCK. In the event (i) a Participant elects in writing for any reason to withdraw from the Plan during an Offering Period or (ii) a Participant's employment with the Company terminates for any reason prior to the end of an Offering Period, and such Participant (or, if such Participant is deceased, such Participant's Beneficiary) elects in writing to withdraw from the Plan, then the entire amount remaining to the credit of Such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or, if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practicable after such termination of employment or withdrawal (as the case may be). If a Participant (or, if such Participant is deceased, such Participant's Beneficiary) with the right to do so does not elect in writing to withdraw from the Plan, the amount to the credit of such Participant in such Participant's Stock Purchase Account shall be used to purchase shares of Common Stock for such Participant as of the last day of such Offering Period to the extent provided in Section 5.2(a), and the remaining balance in such Participant's Stock Purchase Account shall be distributed to such Participant as soon as administratively practicable.

                                   ARTICLE VI
                                   COMMITTEE

    SECTION 6.1. POWERS OF THE COMMITTEE. The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and


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to determine all questions that shall arise thereunder. The decision of the
Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

    SECTION 6.2. INDEMNIFICATION OF THE COMMITTEE. The Company agrees to indemnify and hold harmless the members of the Committee against any liabilities, loss, costs, or damage that they may incur in acting as such members and to assume the defense of any and allocations, suits, or proceedings against the members of the Committee, to the extent permitted by applicable law.

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

    SECTION 7.1. AMENDMENT OF THE PLAN. The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may without the approval of the shareholders of the Company increase the number of shares of Common Stock reserved under the Plan.

    SECTION 7.2. TERMINATION OF PLAN. The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan. If not sooner terminated (i) pursuant to the preceding sentence or (ii) pursuant to Section 5.2(c), the Plan shall continue in effect through October 1, 2007. Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

    SECTION 7.3. PROCEDURE FOR AMENDMENT OR TERMINATION. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors (subject to Section 7.1) and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1. ADOPTION BY A SUBSIDIARY. A Subsidiary may, with the approval of the Board of Directors and the board of directors of such Subsidiary, elect to adopt the Plan as of a date mutually agreeable to the Board of Directors and the board of directors of such Subsidiary. Any such adoption of the Plan by a Subsidiary shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary.

    SECTION 8.2. AUTHORIZATION AND DELEGATION TO THE BOARD OF DIRECTORS. Each Subsidiary which is or hereafter adopts the Plan authorizes the Board of Directors (i) to amend or terminate the Plan without further action by said Subsidiary as provided in Article VII and (ii) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized, or permitted to perform or do as provided herein.

    SECTION 8.3. TRANSFERABILITY OF RIGHTS. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.


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    SECTION 8.4.  NO EMPLOYMENT RIGHTS.  Participation in the Plan shall not give any employee of the Company or any Subsidiary any right to remain employed or, upon termination of employment, any right or interest in the Plan, except as expressly provided herein.

    SECTION 8.5. COMPLIANCE WITH LAW. No shares of Common Stock shall be issued under the Plan prior to compliance by the Company to the satisfaction of its counsel with any applicable laws.

    SECTION 8.6. APPROVAL OF PLAN. The effectiveness of this Plan is subject to its approval and ratification on or before December 31, 1992 by the stockholders of the Company. In the event that the Plan is not so approved, all amounts deducted from the Compensation of Participants and credited to each Participant's Stock Purchase Account shall be refunded to each such Participant without interest as soon as administratively practicable.

    SECTION 8.7. CONSTRUCTION. Article, Section, and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed, and interpreted to remain such. The Plan shall be construed, administered, regulated, and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the Commonwealth of Massachusetts. Without limiting the foregoing, all Participants for an Offering Period shall have the same rights and privileges with respect to their rights to acquire Common Stock under the Plan for such period, subject to the express terms hereof.


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